UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2010

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2010, Employers Holdings, Inc. (the "Company") and Wells Fargo Bank, National Association ("Wells Fargo") entered into a Third Amended and Restated Credit Agreement (the "Amended Credit Agreement") and a Third Amended and Restated Revolving Line of Credit Note (the "Amended Note," and together with the Amended Credit Agreement, the "Amended Credit Facility"). The Amended Credit Facility replaces the Company's existing Second Amended and Restated Credit Agreement (the "Existing Credit Agreement") and Second Amended and Restated Revolving Line of Credit Note (the "Existing Note," and together with the Exiting Credit Agreement, the "Existing Credit Facility"), each dated as of September 30, 2008 between the Company and Wells Fargo. The Amended Credit Facility provides the Company with a $100.0 million line of credit prior to January 1, 2012, a $90.0 million line of credit from and after January 1, 2012 but prior to January 1, 2013, an $80.0 million line of credit from and after January 1, 2013 but prior to January 1, 2014, a $70.0 million line of credit from and after January 1, 2014 but prior to January 1, 2015, and a $60.0 million line of credit from and after January 1, 2015 up to and including December 31, 2015. The line of credit will be used for general corporate purposes.

Amounts outstanding under the Amended Credit Facility bear interest at a rate equal to, at the Company's option, (i) a fluctuating rate per annum 1.75% above Wells Fargo's prime rate or (ii) a fixed rate per annum determined by Wells Fargo to be 1.75% above the LIBOR Rate in effect on the first day of each Fixed Rate Term (as such term is defined in the Amended Note). The "LIBOR Rate" is the rate per annum equal to the quotient of (x) the rate quoted by Wells Fargo as the Inter-Bank Market Offered Rate over (y) 100% minus the reserve percentage prescribed by the Board of Governors of the Federal Reserve System for "Eurocurrency Liabilities."

The Amended Credit Facility is secured by a similar portfolio of government and municipal bonds that secured the Existing Credit Facility with the exclusion of U.S. Government Sponsored Agency Securities. Such portfolio had a market value of approximately $131 million as of December 28, 2010 and is held in a custody account by Wells Fargo. The Amended Credit Facility contains customary representations and warranties, as well as customary events of default and affirmative and negative covenants. The Amended Credit Facility reduces the Existing Credit Facility's requirement that the Company maintain at least $7.5 million of cash and cash equivalents on hand at all times to a requirement that the Company maintain at least $5.0 million of cash and cash equivalents on hand at all times.

The foregoing description of the Amended Credit Agreement and the Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement and the Amended Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

10.1	Third Amended and Restated Credit Agreement, dated December 28, 2010, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Third Amended and Restated Revolving Line of Credit Note, dated December 28, 2010, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated:    December 30, 2010

Exhibit Index

Exhibit No.	Exhibit
10.1	Third Amended and Restated Credit Agreement, dated December 28, 2010, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Third Amended and Restated Revolving Line of Credit Note, dated December 28, 2010, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.